Exhibit 10

FORM 61

QUARTERLY REPORT

Incorporated as part of:	☒	Schedule A
Schedules B & C

ISSUER DETAILS:

Name of Issuer	Unilens Vision Inc.
Issuer Address	920-800 West Pender Street Vancouver, British Columbia, V6C 2V6
Issuer Telephone Number	(604) 685-8666
Contact Person	William S. Harper
Contact’s Position	Secretary
Contact Telephone Number	(604) 685-8666
For Quarter Ended	September 30, 1999
Date of Report	Nov 24, 1999

CERTIFICATE

THE SCHEDULE(S) REQUIRED TO COMPLETE THIS QUARTERLY REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS. A COPY OF THIS QUARTERLY REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT. PLEASE NOTE THIS FORM IS INCORPORATED AS PART OF BOTH THE REQUIRED FILING OF SCHEDULE A AND SCHEDULES B & C.

Ian C. Tostenson	“Ian C. Tostenson”	Nov 24, 1999
Name of Director	Signed (typed)	Date Signed (YY/MM/DD)

Alfred W. Vitale	“Alfred W. Vitale”	Nov 24, 1999
Name of Director	Signed (typed)	Date Signed (YY/MM/DD)

UNILENS VISION INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Prepared by Management)

SEPTEMBER 30

(expressed in U.S. dollars)

	1999	1998
ASSETS
CURRENT
Cash	$418,401	$279,746
Accounts receivable	529,120	628,306
Inventories	331,738	405,382
Prepaid expenses	10,266	16,791

	1,289,525	1,330,225
CAPITAL ASSETS	152,748	194,417

OTHER ASSETS	464,517	492,526

	$1,906,790	$2,017,168

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT
Accounts payable and accrued liabilities	$601,166	$630,120
Current portion of long-term debt	2,462,185	2,074,352

	3,063,351	2,704,472
LONG-TERM DEBT	1,986,058	2,169,575

	5,049,409	4,874,047
SHAREHOLDERS’ EQUITY
Share capital	27,367,615	27,367,615
Cummulative translation adjustment	14,857	8,157
Deficit	(30,525,091)	(30,232,651)

	(3,142,619)	(2,856,879)

	$1,906,790	$2,017,168

Approved by the Directors:

Director: signed “Ian C. Tostenson”

Director: signed “Alfred W. Vitale”

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS ENDED SEPTEMBER 30

(expressed in U.S. dollars)

	1999	1998	1997
INCOME
Sales	$1,048,168	$830,240	$896,780
Cost of sales	587,825	427,178	413,804

	460,343	403,062	482,976

EXPENSES
Sales and marketing	212,958	291,104	328,931
Administration	132,436	131,552	143,604
Research and development	16,362	19,186	22,610
Interest on long-term debt	71,263	76,081	77,378

	433,019	517,923	572,523

Profit (loss) from operations	27,324	(114,861)	(89,547)
Other income - net	989	6,911	11,260

Profit (loss) for the period	28,813	(107,950)	(78,287)
Deficit, beginning of period	(30,553,404)	(30,124,701)	(29,416,182)

Deficit, end of period	$(30,525,091)	$(30,232,651)	$(29,494,469)

Profit (loss) per share	$0.01	$(0.02)	$(0.01)

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS ENDED SEPTEMBER 30

(expressed in U.S. dollars)

	1999	1998	1997
CASH PROVIDED BY (APPLIED TO):
OPERATING ACTIVITIES
Loss for the period	$28,313	$(107,950)	$(78,287)
Adjustments to reconcile to net cash provided by (used for) operating activities:
Amortization	22,900	34,652	63,872
Amortization of discount on long-term debt	64,029	64,029	64,029

	115,242	(9,269)	49,614
Net change in working capital items (Note 2):	25,081	(77,949)	(141,283)

	140,323	(87,218)	(91,669)

FINANCING ACTIVITY
Principal payments on long-term debt	(6,300)	(19,027)	(8,714)

INVESTING ACTIVITY
Purchase of capital and other assets	(1,630)	(1,564)	(9,263)

INCREASE (DECREASE) IN CASH	132,393	(107,809)	(109,646)
Effect of exchange rate changes on cash	644	5,794	(362)
CASH, BEGINNING OF PERIOD	285,364	381,761	696,301

CASH, END OF PERIOD	$418,401	$279,746	$586,293

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$10,786	$10,828	$13,809

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

SEPTEMBER 30, 1999

(expressed in U.S. dollars)

The accompanying financial statements for the interim period ended September 30, 1999 are prepared on the basis of accounting principles generally accepted in Canada, conform in all material respects with accounting principals generally accepted in the United States and are unaudited, but in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for fair presentation of the financial position, operations, and changes in financial results of the interim period presented. The financial statements for the interim period are not necessarily indicative of the results to be expected for the full year. The financial statements do not contain the detail or footnote disclosure concerning accounting policies and other matters which would be included in full year financial statements, and therefore should be read in conjunction with the Company’s audited financial statements for the year ended June 30, 1999.

1.	SHARE CAPITAL

	Three Months Ended September 30, 1999		Three Months Ended September 30, 1998
	Number of shares	Amount	Number of shares	Amount
Common shares issued and outstanding
Balance, beginning and end of period	3,979,815	$27,367,615	3,979,815	$27,367,615

Incentive Stock Options

The Company has granted options to purchase a total of 245,000 common shares at a price of Cdn $.25 per share expiring May 30, 2006.

Warrants

No warrants were granted during the three months ended September 30, 1999

Escrow Shares

Of the issued share capital, 141,000 shares are held in escrow and may not be traded without regulatory approval.

2.	CONSOLIDATED STATEMENTS OF CASH FLOWS

	1999	1998	1997
Net change in working capital items:
Accounts receivable	$(29,045)	$(23,151)	$53,313
Inventories	10,466	(62,919)	(50,942)
Other assets	(21,291)	(27,550)	20,878
Accounts payable	64,951	35,671	(164,532)

	$25,081	$(77,949)	$(141,283)

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

SEPTEMBER 30, 1999

(expressed in U.S. dollars)

3.	LONG-TERM DEBT

Included in the current portion of long-term debt is $450,000 in connection with a non-revolving term note, payable to an affiliated Swiss financial institution, which was due January 31, 1995. The note is collateralized by the assets of the Company. Should the note remain past due and this not be waived, the lender has the right to take possession of its security should it choose to do so. Also included in the current portion of long-term debt are six installments on a non-interest bearing note that were due prior to September 30, 1999 and which aggregate approximately $1.599,000. The Company has had negotiations with both parties to settle a substantial portion of their outstanding debt. As of this date, no payments have been made by the Company to either party on the past due amounts nor has either party instituted or threatened any collection or other action against the Company.

FORM 61

QUARTERLY REPORT

Incorporated as part of:		Schedule A
	☒	Schedules B & C

ISSUER DETAILS:

Name of Issuer	Unilens Vision Inc.
Issuer Address	920-800 West Pender Street Vancouver, British Columbia, V6C 2V6
Issuer Telephone Number	(604) 685-8666
Contact Person	William S. Harper
Contact’s Position	Secretary
Contact Telephone Number	(604) 685-8666
For Quarter Ended	September 30, 1999
Date of Report	Nov 24, 1999

CERTIFICATE

THE SCHEDULE(S) REQUIRED TO COMPLETE THIS QUARTERLY REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS. A COPY OF THIS QUARTERLY REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT. PLEASE NOTE THIS FORM IS INCORPORATED AS PART OF BOTH THE REQUIRED FILING OF SCHEDULE A AND SCHEDULES B & C.

Ian C. Tostenson	“Ian C. Tostenson”	Nov 24, 1999
Name of Director	Signed (typed)	Date Signed (YY/MM/DD)

Alfred W. Vitale	“Alfred W. Vitale”	Nov 24, 1999
Name of Director	Signed (typed)	Date Signed (YY/MM/DD)

UNILENS VISION INC.

SUPPLEMENTARY INFORMATION

SCHEDULE “B”

SEPTEMBER 30, 1999

(expressed in U.S. dollars)

1.	a) DEFERRED COSTS, EXPLORATION AND DEVELOPMENT EXPENDITURES

No deferred costs were recorded during the quarter ended September 30, 1999.

b)	GENERAL ADMINISTRATIVE EXPENSES AND COST OF SALES

General and Administrative Expense:

Administration, sales and marketing expenses for the quarter ended September 30, 1999 were:

	Sales and Marketing	Administration
Consulting fees	$42,615	$39,191
Bad debts	—	6,600
Depreciation and amortization	1,075	17,560
License, taxes and regulatory fees	—	16,157
Office, insurance and supplies	9,150	51,509
Professional fees	—	7,662
Promotion and advertising	33,115	—
Rental and utilities	4,388	69,723
Travel and entertainment	10,159	7,000
Wages and benefits	74,120	54,488
Allocated expenses	38,336	(137,454)

	$212,958	$132,436

Cost of Sales:
Cost of Sales for the quarter ended September 30, 1999 were:
Payroll and Benefits		$253,080
Raw materials and Supplies		197,359
Allocations and Other Expenses		137,386

		$587,825

c)	AGGREGATE AMOUNT OF EXPENDITURES MADE TO PARTIES NOT AT ARM’S LENGTH TO THE ISSUER - $939.

2.	a) SECURITIES ISSUED IN THE QUARTER

b)	OPTIONS GRANTED IN THE QUARTER

No securities or options were issued during the quarter ended September 30, 1999.

3.	a) AUTHORIZED CAPITAL AS AT SEPTEMBER 30, 1999

b)	OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES AS AT SEPTEMBER 30, 1999

c)	SHARES IN ESCROW OR SUBJECT TO POOLING AS AT SEPTEMBER 30, 1999

See Note 1 to the consolidated financial statements for the quarter ended September 30, 1999.

d)	DIRECTORS AS AT SEPTEMBER 30, 1999

Alfred W. Vitale - President	Ian C. Tostenson	William D. Baxter

UNILENS VISION INC.

MANAGEMENT DISCUSSION

SCHEDULE “C”

SEPTEMBER 30, 1998

(expressed in U.S. dollars)

OPERATING ACTIVITIES

During the quarter ended September 30, 1999 the Company experienced a 26% increase in sales primarily due to increased demand for the Unilens EMA lens. The lens is competitively priced and available in a planned replacement modality aimed at acquiring market share from the disposable lens competitors. Gross margins declined by 5% to 44% compared to the same period of the prior year. This decrease was primarily due to increased sales in the competitively priced, lower margin Unilens EMA lens. Sales and marketing expense decreased by 27% as compared to the same period of the prior year due to restructuring of the sales force and curtailed advertising and promotional spending. Record revenue for the quarter coupled with a realignment of the sales and marketing departments, partially offset by lower margins on new products, yielded a net profit before tax of approximately $28,800. The Company plans on increasing market share through the launch of several new competitively priced products during the current fiscal year.

Investor relations are done internally and consist of responding to inquiries from potential investors and stockholders as well as the dissemination of company news and information.

The company has completed an inventory and assessment of products affected by the year 2000-date change. All software modifications, updates, and testing has been completed.

FINANCING ACTIVITIES

A positive cash flow from operating activities of $140,323 was rerecorded for the three months ended September 30, 1999. The company reduced selling expenses to offset the impact of lower margin new products in order to maintain positive cash flow during the fiscal year based on current revenue projections.

The Company has had discussions to settle a significant portion of its long-term obligations, of which a portion was past due at September 30, 1999. As of this date, no payments have been made by the Company on the past due amounts nor have the parties owed these amounts instituted or threatened any collection or other action against the Company. The Company estimates that it will require additional financing in order to meet its commitments during the current fiscal year and beyond. The Company will need to seek additional debt or equity financing and/or to negotiate reductions or payment delays in its debt obligations. However, there can be no assurance that the Company will be able to make any such arrangements or that the terms of any arrangements it is able to make will be favourable to the Company. If the Company is unable to obtain adequate or any funding to meet its commitments or to negotiate reductions or payment delays in its debt obligations, the Company will be required to severely curtail or even cease its activities. Should future events place the Company in this position, there can be no assurance that the Company will be able to continue to operate or to meet its ongoing obligations.